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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

May 22, 2006

Sphere of Language.

(Exact name of registrant as specified in its charter)

Nevada

333-113606

98-0413062

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

 105-1005 Columbia Street #42543, New Westminster, British Columbia, Canada

V3M 6H5

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (604) 592-3560

 (Former name or former address, if changed since last report)

 Item 1.01 Entry into a Material Definitive Agreement

On May 22, 2006, Sphere of Language (the “Issuer”) entered into an agreement and plan of merger (the “Agreement”) with Clean Energy and Power Solutions, Inc. (“CEPS”), a Nevada corporation which was incorporated by the Issuer as a wholly owned subsidiary of the Issuer for the purposes of effecting the merger., and Clean Power Technologies Inc.,  a privately held Nevada corporation based in Calgary, Alberta (“CPTI”), to merge CPTI with CPES being the surviving corporation (the "Merger"). Under the terms of the Agreement, the Issuer will undertake a forward split of its common shares on the basis of four common shares for every one common share presently issued and the Issuer will change its name to Clean Power Technologies, Inc. Subsequent to the forward split and the name change, the Issuer will issue a total of 30,765,377 restricted common shares to the shareholders of CPTI and CEPS will become the operating company.

The Merger, the forward split, and the name change were approved on April 25, 2006 by the unanimous written consent of our Board of Directors. In addition, on April 26, 2006, we received the written consent of the holders of a majority of our outstanding common stock to approve the Merger, the forward split and the name change, in accordance with the relevant sections of the Nevada Revised Statutes.

The forward split and name change will not be effective until the Certificate of Amendment is filed with the Nevada Secretary of State. We intend to file this document on June 12, 2006.

CPTI is developing a project in collaboration with a university in the EU for a gas/steam or diesel/steam hybrid technology. Preliminary work has already commenced and it is expected that the technology will enable the design of a hybrid car that will run on combined diesel and steam, or gas and steam power.

When completed, the Merger will result in a change of control of the Issuer to control by CPTI’s management and its shareholders and the assumption of CPTI’s operations and liabilities.  CPTI has a total of 153 shareholders.

Abdul Mitha, who is an officer of the Issuer, is the sole officer and director of CPTI.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The following directors and officers have resigned as detailed below:

On June 2, 2006, the Issuer received the resignation of Ron Bruce as Director, President and Chief Executive Officer.

Due to other business responsibilities, Mr. Wai Man Kong did not stand for re-election at the Annual General Meeting of the Issuer held on April 4, 2006.

On May 23, 2006, the Issuer received the resignations of Bruce Bicknell as Director and Secretary-Treasurer and Tetyana Baturova as Director.

The following directors and officers were appointed as detailed below:

On April 4, 2006, Ms. Sandra Nunn was elected to the Board of Directors of the Issuer.  Ms. Nunn has over 19 years of combined experience in U.S. Government Federal Law Enforcement, the Fortune 500 computer industry, Labor Relations. From December 2004 to present, she has been the managing partner of Global Funding Partners LLC of Las Vegas, Nevada, where she supervises and manages investors and clients regarding major commercial funding projects ranging from $100k to over $1B both domestically and internationally. From August 2004 to November 2004, Ms. Nunn was a project manager for FDP Financial Services of Vista, California, where she supervised and managed key investor loan accounts ranging in value from $100K to over $5B.  From February 2002 to present, she has been the President and National Security Consultant of SIG International of Whitley City, Kentucky, which is a newly-established consulting business formed to perform national security consulting for private companies and government entities in the U.S. and abroad. From July 2000 to December 2004, she was the President of Mirsan International, of Vista, California, which was a personally-owned web-based marketing company specializing in quality jewelry and accessories from Europe. Ms. Nunn received a Bachelor of Science degree in Electronics Engineering from California Polytechnic State University in 1984 and is presently completing her M.B.A. in Global Management at the University of Phoenix.

Ms. Nunn is not an officer or director of any reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

On May 23, 2006, Ms. Diane Glatfelter was appointed as a director and Secretary – Treasurer of the Issuer.  Ms. Glatfelter holds a Bachelor of Science with a major in marketing and a minor in management, received from the University of Bridgeport in 1988.  From June 1999 to the date of this filing, Ms. Glatfelter is the President and shareholder of K2 Unlimited, Inc. a consulting company which provides consulting in all areas of cash flow, including factoring, purchase order advances, debt management, bounced check recovery, loans, revenue management, risk management and collections.  Ms. Glatfelter has 150 million dollars of accounts receivable under management for various clients at any one time.  Ms. Glatfelter resides in Billerica, MA.

Ms. Glatfelter is an officer and director of OLM Ventures Inc. a reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

On May 23, 2006, Michael Burns was appointed as a director of the Issuer.  Mr. Burns is an engineer with experience in the field of control systems, project management.  From December, 2002 to the date of this filing, Mr. Burns was the managing director for Engineering Verification Services Ltd., a company offering various automotive design and development projects including a heat recovery steam engine hybrid vehicle project with MitsuiBabcock.  From April 2001 to December 2002, Mr. Burns held the position of Chief Engineer, Engineering Verification Services and Business Unit Manage with TWR Engineering Worthing Technical Centre.  From October 1994 to April 2001, Mr. Burns was employed by the Daewoo Motor Company with his final position being Chief Engineer, vehicle testing, prototype building and executive board member.  He had under management a department of 240 people. Mr. Burns resides in the United Kingdom.

Mr. Burns is not an officer or director of any reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

On June 2, 2006, Abdul Mitha was appointed as President and Chief Executive Officer of the Issuer. Mr. Abdul Mitha has served as the Issuer’s Vice President Finance since July 30, 2005. Mr. Mitha has over twenty-five years of domestic and international experience in the management of ongoing and start-up public and private companies. Mr. Mitha has provided consulting and advisory services to various start-up businesses in Canada including Findex Resources, Inc., Meritworld.Com Inc., and E-Com Interactive, Inc. From March 1991 to September 2005, Mr. Mitha was the President and shareholder of AVS 90 PV Associates Ltd. a company which acted as an advisor and consultant to start up companies, and was involved in the financing and negotiating of joint venture projects.  From September 2005, to present, Mr. Mitha was the President and a director of Unicus Corporation, a company involved in the promotion of steam and gas technologies.

Mr. Mitha practiced law at the English Bar from 1972 - 1977 when he immigrated to Canada. Since 1977, Mr. Mitha has been an entrepreneur in business and real estate investments. Mr. Mitha received his MA in Comparative Law from Brunel University, Middlesex, England and is a Barrister-at-Law with the English Bar. Mr. Mitha was a member of the British Institute of Management from 1973 to 1978 and a member of the Institute of Arbitrators (England) from 1972 to 1978.

Mr. Mitha is not an officer or director of any reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Calgary, Alberta this 12th day of June, 2006.

SPHERE OF LANGUAGE

By:

/s/ Abdul Mitha

Name:  Abdul Mitha

Title:    President and CEO